UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 2, 2020
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02	Results of Operations and Financial Condition.
Financial Results Press Release
On November 2, 2020, Marathon Petroleum Corporation (“MPC” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2020. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Discontinued Operations and Segment Reporting Presentations

As previously announced, on August 2, 2020, the Company entered into a purchase and sale agreement with certain of its subsidiaries set forth therein (collectively, “Sellers”) and 7-Eleven, Inc. (“Purchaser”), pursuant to which the Sellers have agreed to transfer the assets and liabilities constituting the Company’s convenience store business, including the sale of retail transportation fuel and convenience store offerings (the “Speedway Business”) to Purchaser for a purchase price of $21 billion, subject to certain adjustments based on the levels of cash, debt (as defined in the agreement) and working capital at closing and certain other items (the “Transaction”). The Transaction is expected to close in the first quarter of 2021, subject to customary closing conditions and regulatory approvals. The Company will retain its direct dealer business.

Due to the Transaction, the Company is required to apply held for sale accounting and present the Speedway Business as discontinued operations beginning in the quarter ended September 30, 2020 in accordance with ASC 360-10-45-9, Initial Criteria for Classification as Held for Sale, and ASC 205-20, Discontinued Operations. In conjunction with the Transaction, the Company reassessed its organizational structure and management of segments. As a result, the Company no longer presents a Retail segment, which had included the Speedway Business and the Company’s direct dealer business. The Company’s direct dealer business is now reported as part of MPC’s Refining & Marketing segment. Comparable prior period information in the Marathon Petroleum Corporation Third Quarter 2020 Investor Relations Packet (the “Investor Relations Packet”) has been recast to reflect the discontinued operations presentation of the Speedway Business and the Company’s new reportable segments. The recast presentation of discontinued operations and our retrospectively adjusted Refining & Marketing segment results within our historical financial information is preliminary financial data that has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.  The Investor Relations Packet is being furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Investor Relations Packet can be found on the Investors page of the MPC website at https://www.marathonpetroleum.com.

Information in this Item 2.02 and Exhibits 99.1 and 99.2 of Item 9.01 below shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as otherwise expressly stated in such a filing.

Item 7.01	Regulation FD Disclosure.

MPC plans to update the format in which it provides certain financial and statistical market data information, to be available under the “Investor & Market Data” tab on the Investors page of the MPC website at https://www.marathonpetroleum.com. The new format will reflect the change to the presentation of the Speedway Business as discontinued operations and the corresponding change to the Company’s reportable operating segments, and a reweighting of certain margin indicators.

MPC intends to provide this information, and provide updates to such information, on its Investors website no later than the close of business on the second business day following the end of each month, and may also provide one to two additional updates within each month. Interested parties may register to receive automatic email alerts when the information is updated by clicking on “Sign Up” at https://www.marathonpetroleum.com/Investors/ and following the instructions provided.

Information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act except as otherwise expressly stated in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Marathon Petroleum Corporation on November 2, 2020
99.2	Marathon Petroleum Corporation Third Quarter 2020 Investor Relations Packet
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: November 2, 2020	By:	/s/ John J. Quaid
Name: John J. Quaid
Title: Senior Vice President and Controller